NET LEASE AGREEMENT


     THIS LEASE, made and entered into effective as of this 27th day of September, 2000, by and between NNN-CW LP, a Delaware limited partnership, whose mailing address is c/o Trammell Crow Company, 7535 E. Hampden Ave., Suite 650, Denver, CO 80231 ("Lessor"), and ARAMARK Educational Resources, Inc., a Delaware corporation, d/b/a Children's World Learning Centers, whose
address  is  573)  Park  Point  Drive,  Golden,  Colorado   80401
("Lessee");

                           WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at 393 West Center Street, West
Bridgewater,  MA   02379,  and legally  described  in  Exhibit  A
attached hereto and incorporated herein by reference; and

     WHEREAS, Lessee constructed or caused the construction of the building and improvements (together the "Building") on the real property described in Exhibit A; and

     WHEREAS, Lessee sold said real property and Building (said real property and Building hereinafter referred to as the premises ("Premises"), to Lessor and simultaneously leases said Premises back from Lessor upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

                   ARTICLE 1.  LEASED PREMISES

     Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Premises subject to the conditions of this Lease.

                        ARTICLE 2.  TERM

     (A) The term of this Lease ("Term") shall be approximately three months and fifteen (15) consecutive Lease Years, as hereinafter defined, commencing on September 28, 2000 ("Occupancy
Date"), and ending November 30, 2015.

     (B) There shall be an Interim Term which shall be from the Occupancy Date to December 1, 2000. The first "Lease Year" of the Term shall be from December 1, 2000 to November 30, 2001 and each successive Lease Year shall be a successive period of twelve
(12) calendar months.

     (C) A short form or memorandum of this Lease has been executed for recording purposes in the form attached as Exhibit B hereto. Lessee shall pay any costs, fees or taxes associated with such recording. Termination of Lessee's right to possession shall be conclusive evidence of termination of any option to renew, purchase, or to any right of first refusal, if any. Entry of a court order terminating Lessee's right of possession shall be sufficient evidence of the termination of any rights established by such Memorandum of Lease, and the Memorandum of Lease shall so state. Abandonment of the Premises by Lessee shall not be considered a termination of Lessee's right to possession of the Premises if Lessee continues maintenance of the Premises and payment of rent under the terms of the Lease.

           ARTICLE 3.  RESPONSIBILITY FOR IMPROVEMENTS

     (A)   Lessee represents, to the best of its knowledge,  that
the Building and all other improvements to the land do materially
comply   with   the  applicable  laws,  ordinances,   rules   and
regulations of all state, federal and local governments.

     (B) On the Occupancy Date, Lessee shall be deemed to have accepted the Premises "as is and where is" and to have acknowledged that the Premises are in the condition described under this Lease and that Lessee is responsible for the correction or repair of any defects or deficiencies in or of the Premises whether in existence as of the date of this Lease or discovered after such date, including but not limited to compliance with applicable laws, ordinances, rules and regulations of ail state, federal, and local governments.

                   ARTICLE 4.  RENTAL PAYMENTS

     (A) Lessee shall pay the Annual Base Rent ("Rental") to Lessor during the Term in the amount as stated in this section in equal monthly installments as stated in Exhibit 4.A each in advance, without any setoff or deduction except as stated in
Article 34 below, on or before the 1st day of each month, commencing on the 1st day of October, 2000, and for a prorated amount for any partial month. The prorated amount from the Occupancy Date through September 30, 2000, shall be due and payable on the Occupancy Date.

     (B) The Initial Annual Base Rent provided for in A. immediately above shall be subject to being increased on each Adjustment Date (as defined below) by the lesser of (i) the applicable following percentages multiplied by the Annual Base Rent for the immediately previous three year period ("Rent Adjustment"):

     Adjustment Date          Rent Adjustment
     4th Lease Year             3.33%
     7th Lease Year             2.0%
     10th Lease Year            2.0%
     13th Lease Year            2.0%

  or (ii) two hundred percent (200%) of the percentage increase, if any, in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index ("CPI") for All Items-All Urban Consumers (base year 1982-84 = 100) for the U.S. City Average, ("Index") (which this phrase (ii) shall be defined as the "CPI Adjustment") as follows:

          The CPI Adjustment shall be determined using the Index published nearest to the date four (4) months prior to the Occupancy Date as the "Beginning Index." The Index published nearest to the date four (4) months prior to the applicable Adjustment Date shall be the "Adjustment Date Index." On each Adjustment Date (defined as commencing with the beginning of the fourth (4th) Lease Year, and every three (3) year interval thereafter, i.e. commencement of the 7th, 10th, 13th, etc. Lease Years) during the Term of this Lease and all Renewal Terms, if applicable, the Annual Base Rent as determined by the CPI Adjustment shall be calculated by multiplying the then existing Annual Base Rent by a fraction, the numerator of which fraction is the applicable Adjustment Date Index and the denominator of which fraction is the Beginning Index. The amount of the CPI Adjustment shall be the difference between the amount so determined and the then existing Annual Base Rent, which sum shall be added back to the then existing Annual Base Rent. The amount so determined shall be the Annual Base Rent as determined by the CPI Adjustment. If the Index has changed so that the base year differs from that used in this section, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term hereof or any portion or extension, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index has not been discontinued or revised.

          The  Annual  Base  Rent  for  the  applicable
          Adjustment Date and until the next Adjustment
          Date  shall be the amount determined  by  the
          CPI   Adjustment  or  the  Rent   Adjustment,
          whichever is less, but in no event shall the Annual Base Rent be less than the Annual Base
          Rent for the previous Lease Year.

     (C)   Overdue  Payments.  Lessee shall pay interest  on  all
overdue payments of Rental or other monetary amounts due hereunder at a rate equal to the prime rate (as announced by the Wall Street Journal newspaper) plus two percent, accruing from the date such Rental or other monetary amounts were properly due and payable.

     (D) This Net Lease Agreement was entered into as part of that certain Purchase and Sale Agreement and Escrow Instructions, dated on or about July 7, 2000 ("Contract"). The Contract provides that Seller convey to Purchaser, by bill of sale, certain personal property located on the Premises. It is hereby understood and agreed to by the parties that the personal property conveyed in said bill of sale (a copy attached hereto) is part of the Premises and is to be leased pursuant to the terms of the Lease. There shall be no additional rent charged for the lease of the personal property referred to in the bill of sale.

               ARTICLE 5.  INSURANCE AND INDEMNITY

     (A) Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Premises and improvements against fire, wind, and storm damage (including flood insurance if the Premises is in a federally designated flood prone area) and such other risks as may be included in the broadest form of extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-Insurer within the terms of the applicable policies. In any event, the insurance coverage shall not be less than one hundred percent (100%) of the then insurable value. Additionally, replacement cost endorsements, vandalism endorsement, malicious mischief endorsement, waiver of subrogation endorsement, waiver of co-insurance endorsement (if available), shall be obtained.

     (B) Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability, in combination with excess liability, insurance with respect to Lessee's use and occupancy of said Premises, with initial limits of at least $2,000,000/$5,000,000 for bodily injury and property damage, or such additional amounts subject to commercially reasonable deductibles, as Lessor shall reasonably require from time to time, including contractual liability insurance covering Lessee's obligations and indemnities under this Lease.

     (C) Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf, and Lessee will then, within ten (10) business days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at the current prime rate plus two percent, which amount shall be considered rent payable by Lessee in addition to the Rental defined at Article 4 hereof.

     (D) All policies of insurance provided for or contemplated by this Article shall be primary to Lessor for Lessee's responsibilities under this Agreement, and shall name Lessor and Lessee and any mortgagee as insured or additional insured and loss payee, as their respective interests may appear, and shall provide that the policies cannot be canceled, terminated, or modified in a manner that materially affects the insurance required hereunder without thirty (30) days written notice to the parties. All insurance companies must have an A.M. Best rating of "Good" or better. Lessee has provided Lessor with a legible copy of the applicable insurance certificate(s) and will provide Lessor with copies of any changes thereto and shall provide evidence no less than thirty (30) days prior to the expiration thereof of the renewal thereof and the renewal and existence of requisite public liability insurance as by current certificates of insurance.

     (E) Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits of any nature whatsoever arising on or after the Occupancy Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Premises, and Lessee agrees to save Lessor harmless from, and indemnify and defend Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee, agent, or contractor of Lessee. In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the negligence (but not the gross negligence or intentional or willful misconduct or malice) of Lessor.

     (F) Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited solely to those losses for which Lessor is actually compensated by its insurers. Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited solely to those losses for which Lessee is actually compensated by its insurers.

          ARTICLE 6.  TAXES, ASSESSMENTS AND UTILITIES

     (A) Lessee shall be liable for, and agrees to pay at or before the due date thereof, the charges for, all public utility services rendered or furnished to the Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments, and municipal or government charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Premises, or upon any improvements thereon, at any time from and after the Occupancy Date of this Lease and prior to the expiration of the Term, including any Renewal Term. Such payments shall be due and payable as rent paid by Lessee in addition to the Rent defined at
Article 4 hereof.

     (B) Lessee shall pay all real estate taxes, assessments for public improvements or benefits, and other governmental impositions, duties, and charges of every kind and nature whatsoever which shall or may, during the Term of this Lease, be charged, levied, assessed, or imposed upon, or become a lien or liens upon the Premises or any part thereof or upon the rents payable hereunder, except for taxes based solely upon the income of Lessor. Such payments shall be due and payable as rent paid by Lessee in addition to the Rent defined at Article 4 hereof. Lessee shall be deemed to have complied with the foregoing covenant if payment is made by Lessee within the time when payment is permitted without penalty or interest, and before the same shall become a lien upon the Premises. If by law any real estate taxes, assessments for public improvements or benefits, or other governmental impositions, duties, and charges of every kind and nature whatsoever may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance), Lessee may exercise the option to pay the same in installments and shall pay such installments as they become due during the Term of this Lease. Lessee shall be liable for a pro rata portion of any installments which come due after the expiration of the Lease Term, to the extent such installments relate to a period prior to such expiration, and Lessor shall be liable for the pro rata portion of any installments which becomes due after the expiration of the Lease Term, to the extent such installments relate to a period after such expiration. If due to a change in the method of taxation, a franchise tax, rental tax, or income or profit tax shall be levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such tax shall be deemed a real estate tax for the purposes herein and shall be paid by Lessee.

     (C) All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents, and other governmental impositions, duties, and charges which shall become payable for the first and last tax years of the Term shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Premises in said respective tax years. For the purposes of this provision, all personal property taxes, real estate taxes and special assessments shall be deemed to have been assessed in the year that the first payment or any installment thereof is due.

     (D) Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, at any time until the property is subject to levy or execution. All such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, Lessee shall be entitled to receive and retain the same, subject, however, to apportionment as provided during the first and last years of the Term of this Lease.

     (E) Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

     (F) Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name.

              ARTICLE 7.  ASSIGNMENT AND SUBLETTING

     So long as Lessee shall remain fully liable for the performance of all obligations of any lessee under this Lease, and if Lessee provides notice and true and complete copies of all assignments or sublet agreements to Lessor, then Lessee may assign or sublet this Lease or the Premises without the prior permission of Lessor. Lessee shall, prior to the effective date thereof deliver to Lessor executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or sublessee, as applicable. Lessor shall have the right to require all rental payable to Lessee under any such subletting or assignment to be payable to Lessor. Notwithstanding any such assignment or subletting, the Premises shall be continuously operated as a licensed child care facility during the first two (2) Lease Years.

               ARTICLE 8.  REPAIRS AND MAINTENANCE

     Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the Premises, including all structures, the roof, the playground, and all other improvements, during the Term of the Lease, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation, interior and exterior portions of all doors, door checks and operators, windows, plate glass, plumbing, water and sewage facilities, fixtures, electrical equipment, interior walls, ceilings, signs, interior building appliances and similar equipment, heating and air conditioning equipment, and further agrees to be replace any of said equipment when necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), and other similar items.
Lessee, for itself, its successors, assignees, sublessee customers, and invitees hereby irrevocably waives any implied warranty of habitability or fitness for any purpose by Lessor or any other implied warranty by Lessor whatsoever as to the Premises.

     If after written notice and a 90 day cure period (except in the event of emergencies), Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor upon demand as additional rent under this Lease. It is understood that Lessee shall pay all expenses and maintenance and repair during the Term of this Lease. If Lessee is not then in default hereunder, Lessee shall have the right to make repairs and improvements to the Premises without the consent of Lessor if such repairs and improvements do not exceed $50,000 provided such repairs or improvements do not affect the structural integrity of the Premises. Any repairs or improvements in excess of $50,000 or affecting the structural integrity of the Premises may be done only with the prior written consent of Lessor, such consent not to be unreasonably withheld. All alterations and additions to the Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor. Lessee further agrees, in the event of making such alterations as herein provided, to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Premises arising out of or resulting from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.

        ARTICLE 9.  COMPLIANCE WITH LAWS AND REGULATIONS

     Lessee will materially comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements. Lessee will materially comply with all easements, restrictions, covenants or other matters of record and those not of record if entered into by Lessee or an agent of Lessee or with Lessee's written consent against or affecting the Premises existing as of the Occupancy Date, or subsequently arising if entered into by Lessee or an agent of Lessee or with Lessee's written consent, or required for operation of the Premises in accordance with Article 14 hereof, and Lessee hereby assumes all obligations of Lessor thereunder, including, without limitation, any obligations for compliance with variances obtained by Lessee or if of record, variances obtained on or prior to the Occupancy Date, compliance with flood hazard area requirements, payment of assessments, reimbursement for construction of improvements by others, construction of additional improvements, maintenance, sharing of costs or otherwise.

                       ARTICLE 10.  SIGNS

     Lessee shall have the right to install and maintain a sign or signs advertising Lessee's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

                   ARTICLE 11.  SUBORDINATION

     (A) Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Premises and on the land and buildings of which said Premises are a part, or upon any buildings hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations, and replacements thereof, provided such a mortgagee shall execute a reasonably appropriate subordination, attornment and non-disturbance agreement (which shall include the right to quiet enjoyment).

     (B) Lessee covenants and agrees to execute and deliver, upon demand, such further reasonable instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any mortgage or proposed mortgagees, provided such instrument contains a reasonable non-disturbance agreement (which shall include the right to quiet enjoyment).

           ARTICLE 12.  CONDEMNATION OR EMINENT DOMAIN

     (A) If Lessee receives any notice of Condemnation or becomes aware of any threatened Condemnation affecting the Premises or any access thereto, Lessee shall forthwith provide written notice of the same to Lessor. If a Condemnation (including the taking by any public authority under the power of eminent domain, or by private purchase in lieu thereof) shall affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee's business or causes a loss of child care license capacity of 20% or more, then Lessee may, not later than 60 days after possession of the Premises or any part thereof must be delivered with respect to such Condemnation, deliver to Lessor
(i) notice of its intention to terminate this Lease on the next rental payment date which occurs not less than 60 days after the delivery of such notice (the "Condemnation Termination Date"),
(ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee's business or that a loss of child care license capacity of 20% has occurred, and (iii) if the Condemnation Termination Date occurs during the Term, an irrevocable rejectable offer by Lessee to Lessor to purchase on the Condemnation Termination Date any remaining portion of the Premises and the Net Proceeds, if any, payable in connection with such Condemnation (or the right to receive the same when made, if payment thereof has not yet been made), at the price set forth on Exhibit 12(A) (the "Buyout Price"); provided that if the Condemnation Termination Date occurs during any Renewal Term, this Lease shall terminate on the Condemnation Termination Date, except with respect to obligations and liabilities of Lessee hereunder, which have arisen prior to the Condemnation Termination Date, and the Net Proceeds shall belong to Lessor. If items (i), (ii) and (iii) have been sent and the Condemnation Termination Date occurs during the original fifteen (15) year Term, Lessor shall elect either (x) to accept said offer and to convey to Lessee or its designee the remaining portion of the Premises, if any, and there shall be assigned to Lessee or its designee all of the Net Proceeds (as defined herein) or (y) to reject said offer and agree that this Lease shall terminate on the Condemnation Termination Date, except with respect to obligations and liabilities of Lessee hereunder which have arisen prior to the Condemnation Termination Date, and the Net Proceeds shall belong to Lessor. The acceptance by Lessor of said offer shall be effective only if given in writing within sixty (60) days after receipt by Lessor of items numerate (i),
(ii) and (iii), and only if the Lender (if any), in its sole discretion, provides its written approval of such acceptance within said sixty-day period. If notice of unequivocal acceptance from both Lessor and Lender is not given within said sixty (60) day period, then the offer shall be deemed rejected and the Lease shall be terminated pursuant to this Article. Subsection 15(C) shall govern if this Lease is not terminated based upon Condemnation pursuant to this subsection 12(A).

                  ARTICLE 13.  RIGHT TO INSPECT

     Lessor reserves the right to enter upon, inspect and examine the Premises at any time during business hours, and Lessee agrees to allow Lessor free access to the Premises to show the Premises upon a minimum of 48 hours prior notice to Lessee. Lessor will not enter into the Premises for purposes of this section unless accompanied by a representative of Lessee and Lessee does hereby agree to provide such representative upon request by Lessor, such request given not less than 48 hours in advance. Upon default by Lessee or at any time within ninety (90) days of the expiration or termination of the Lease, Lessee agrees to allow Lessor to place "For Sale" or "For Rent" signs on the Premises.

               ARTICLE 14.  USE OF LEASED PREMISES

     (A) Lessee agrees and warrants that the Premises will be used only for lawfully permitted uses which do not diminish the value of the Premises and which comply with applicable law and any recorded restrictions and covenants. During the first two
(2) Lease Years, such use shall be as a child care facility, and shall for such period continually be used for such. Notwithstanding the above, in no event shall the Premises be used for any of the purposes set forth in Exhibit 14.

                      ARTICLE 15.  CASUALTY

     (A) SUBSTANTIAL CASUALTY DURING THE LAST EIGHTEEN MONTHS OF THE PRIMARY TERM OR EXTENDED TERM. In the event of any casualty, Lessee shall forthwith provide Lessor with notice of the same. If a casualty shall affect all or a substantial portion of the Premises and occurs during the last 18 months of the Term or at any time during any Renewal Term, if any, and shall render the Premises unsuitable for restoration for continued use and occupancy or otherwise unsuitable for continued use and occupancy in Lessee's business, then Lessee may, not later than 60 days after such Casualty, deliver to Lessor (i) notice of its intention to terminate this Lease on the next rental payment date which occurs not less than 60 days after the delivery of such notice (the "Casualty Termination Date"), (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Casualty has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee's business. Upon payment by Lessee of all Base Rent, additional rent and other sums then due and payable hereunder to and including the Casualty Termination Date, this Lease shall terminate on the Casualty Termination Date except with respect to obligations and liabilities of Lessee hereunder which have arisen prior to the Casualty Termination Date, and the Net Proceeds shall belong to Lessor. Subsection 15(C) shall govern if this Lease is not terminated pursuant to this subsection 15(A).

     (B) SUBSTANTIAL CASUALTY DURING THE INTERIM TERM OR THE FIRST THIRTEEN AND ONE HALF YEARS. If a Casualty shall affect all or a substantial portion of the Premises before the end of the thirteenth Lease Year and six months, and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee's business, then Lessee may, not later than 60 days after such Casualty, deliver to Lessor (i) notice of its intention to terminate this Lease on the next rental payment date which occurs not less than 60 days after the delivery of such notice (the "Casualty Termination Date"), (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Casualty has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee's business, and (iii) an irrevocable rejectable offer by Lessee to Lessor to purchase on the Casualty Termination Date any remaining portion of the Premises and the Net Proceeds, if any, payable in connection with such Casualty (or the right to receive the same when made, if payment thereof has not yet been made), at the Buyout Price. If items (i), (ii) and (iii) have been sent, Lessor shall elect either (x) to accept said offer and to convey to Lessee or its designee the Premises, and there shall be assigned to Lessee or its designee all of the Net Proceeds (as defined herein) or (y) to reject said offer and agree that this Lease shall terminate on the Casualty Termination Date, except with respect to obligations and liabilities of Lessee hereunder which have arisen prior to the Casualty Termination Date, and the Net Proceeds shall belong to Lessor. The acceptance by Lessor of said offer shall be effective only if given in writing within sixty (60) days after receipt by Lessor of items numerate (i), (ii) and (iii), and only if the Lender (if any), in its sole discretion, provides its written approval of such acceptance within said sixty-day period. If notice of unequivocal acceptance from both Lessor and Lender is not given within said sixty (60) day period, then the offer shall be deemed rejected and the Lease shall be terminated pursuant to this Article. Subsection 15(C) shall govern if this Lease is not terminated pursuant to this subsection 15(B).

     (C) CASUALTY DURING THE INTERIM TERM OR THE THIRTEEN AND ONE HALF YEARS OF THE PRIMARY TERM OR LESS THAN SUBSTANTIAL CONDEMNATION. If, after a Condemnation or Casualty, Lessee does not give or does not have the right to give notice of its intention to terminate this Lease as provided in subsection 15(A), 15(B) or 12(A), then this Lease shall continue in full force and effect and Lessee shall, at its expense, rebuild, replace or repair the Premises in conformity with the requirements of this Lease so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition, character and fair market value thereof immediately prior to such Casualty or Condemnation. The Net Proceeds shall be used and made available to Lessee for any such rebuilding, replacement or repair. If the cost of any rebuilding, replacement or repair required to be made by Lessee pursuant to this subsection 15(C) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee.

                  ARTICLE 16.  ACTS OF DEFAULT

     (A) Each of the following shall be deemed a default by Lessee and a breach of this Lease:

          1. Failure to pay the Annual Base Rent, or any monetary obligation herein reserved, (and to be considered to be rent for the purposes of this Lease) or any part thereof, within five (5) business days after written notice from Lessor that the same shall be due and payable. Provided, however, that interest, late fees, and penalties for failure to pay rent when due shall accrue from the first date such rent was due and payable.

          2. Failure to do, observe, keep and perform any of the material non-monetary terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by Lessee within 30 days after written notice of such default (or within a reasonable time thereafter if the default is incapable of cure within 30 days and Lessee is diligently pursuing a reasonable course of action to cure such default).

          3. The abandonment (defined herein as the leaving of the Premises without paying rent, without maintaining and without the intent of returning) of the Premises by Lessee, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment.

              ARTICLE 17.  TERMINATION FOR DEFAULT

     In the event of any uncured default by Lessee and at any time thereafter, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease upon a specified date not less than thirty (30) days after the date of serving such notice of termination, and this Lease shall then terminate on the date so specified, provided, however, that Lessee shall have continuing liability for future rents for the remainder of the original term and any exercised renewal term as set forth in
Article 19, notwithstanding any earlier termination of the Lease hereunder, preserving unto Lessor the benefit of its bargained for rental payments.

             ARTICLE 18.  LESSOR'S RIGHT OF RE-ENTRY

     In the event that this Lease shall be terminated as herein provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the Premises or any part thereof, shall be abandoned by Lessee, (subject to rights to cure as provided above) Lessor or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the Premises or any part thereof, and remove all persons and property therefrom, in accordance with local law either by summary dispossess proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor.

           ARTICLE 19.  LESSEE'S CONTINUING LIABILITY

     (A) Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either (i) terminate this Lease or (ii) it may from time to time, without terminating the contractual obligation of Lessee to pay Rent under this Lease, make such commercially reasonable alterations and repairs as may be necessary to relet the Premises or any part thereof for such Term or Renewal Terms, at such commercially reasonable rental or rentals, and upon such other commercially reasonable terms and conditions as Lessor in its sole discretion may deem advisable.

     (B) Upon each such reletting, without termination the contractual obligation of Lessee to pay Rent under this Lease, all rentals received by Lessor shall be applied as follows:

          1. First, to the payment of any indebtedness other than Base Rent due hereunder from Lessee to Lessor,

          2. Second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorney's fees and of costs of such alterations and repairs,

          3. Third, to the payment of rent due and unpaid hereunder;

          4. The residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Then any residue will be used first to reimburse Lessor (or Lessee if previously paid by Lessee for costs and expenses per Article 19(B)2 above) for such costs and expenses incurred per Article 19(B)2 above until repaid, then any excess shall remain with Lessor.

          If such rentals received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such termination be given to Lessee.

     (C) Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any breach.

     (D) In addition to any other remedies Lessor may have with this Article 19, Lessor may recover from Lessee all damages it may incur by reason of any breach, including the cost of recovering and reletting the Premises, reasonable attorney's fees, and including the present value (discounted at a rate of 8% per annum) of the excess of the amount of rent, and other charges equivalent to rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises
(or the actual rents receivable by Lessor, if relet) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In determining the rent which would be payable by Lessee hereunder, subsequent to default, the total Rental for each year of the unexpired Term shall be equal to the average total Rental that would be payable by Lessee as set forth in Article 4 above. For purposes of this section only, the increase in Rental pursuant to Article 4(B) shall be calculated without any regard to the CPI Adjustment. In the event that the rent obtained from such alternative or substitute Lessee is more than the rent and other costs which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

     (E) Lessor will use its reasonable efforts to attempt to mitigate its damages, but Lessor shall have absolutely no obligation to expend any moneys in the way of tenant inducements or in the refurbishment of the Premises for any use other than that for which the Premises were being used by Lessee. It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of rent or by way of diminution in rent. Lessee waives and will waive all rights to trial by jury in any summary proceedings to recover possession of the Premises which may hereafter be instituted by Lessor.

         ARTICLE 20.  PERSONALTY, FIXTURES AND EQUIPMENT

     (A) All building fixtures, building machinery, and building equipment used in connection with the operation of the Premises including, but not limited to, heating, lighting, ventilating, plumbing, walk-in refrigerators, walk-in freezers, and air conditioning systems shall be the property of Lessor. All trade fixtures and all articles of personal property owned by Lessee shall remain the property of Lessee.

     (B) Lessee shall furnish and pay for any and all equipment, furniture, trade fixtures, and signs. Lessor agrees that it has no interest in the personal property of Lessee.

     (C) At the end of the Term, all personal property and trade fixture of Lessee may be removed from the Premises by Lessee, however, removal of such trade fixtures may proceed only after five (5) business days prior written notice to Lessor of the time of such removal and notice of the identification of the parties performing such removal. All damage to the Premises which may be caused by the removal of such property shall be promptly repaired and paid for by Lessee.

                       ARTICLE 21.  LIENS

     Lessee shall not do or cause anything to be done whereby the Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Premises purporting to be for labor or materials furnished or to be furnished to Lessee, within thirty (30) days from the date of the filing of said mechanic's or other lien (or such earlier period if required by law prevent default or attachment of the lien) and delivery of notice thereof to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, or other security reasonably acceptable to Lessor. Should Lessee fail to take the foregoing steps within said thirty (30) day period, then Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional rent hereunder, subject to notice to Lessee and a 10 business day cure period.

       ARTICLE 22.  NO WAIVER BY LESSOR EXCEPT IN WRITING

     No agreement to accept a surrender of the Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the Premises. The failure of Lessor to seek redress for violation of, any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No payment by Lessee or receipt by Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

                  ARTICLE 23.  QUIET ENJOYMENT

     Lessor covenants that Lessee, upon paying the rent set forth in Article 4 and all other sums herein reserved as rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, shall have, hold and enjoy the Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same by, through or under Lessor, and that Lessor has good right to make this Lease for the full Term granted, including Renewal Terms.

   ARTICLE 24.  BREACH - PAYMENT OF COSTS AND ATTORNEYS' FEES

     The non-prevailing party agrees to pay and discharge all reasonable costs, attorneys' fees and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Lease or defending against an alleged breach.

               ARTICLE 25.  ESTOPPEL CERTIFICATES

     Either party to this Lease will, at any time from time to time, upon not less than ten (10) business days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying (a) that this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) that this Lease is in full force and effect;
(c) the date to which the rent and other charges have been paid; and (d) that to the knowledge of the signer of such certificate the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

              ARTICLE 26.  PROCEDURE UPON PURCHASE

     (A)   If  Lessee  shall  purchase the Premises  pursuant  to
Article 12 or Article 15 of this Lease, Lessor shall convey title thereto by Bargain and Sale Deed in a form customary for the county in which the Premises are located, free of any mortgage or lien and subject only to this Lease, the lien of any taxes, exceptions subject to which the Premises were conveyed to Lessor, and exceptions created or consented to or existing by reason of any action or inaction by Lessee.

     (B) Upon the date of any purchase of the Premises pursuant to Article 12 or Article 15 of this Lease, Lessee shall pay to Lessor the purchase price therefor specified herein in immediately available funds, together with all Base Rent, additional rent and other sums then due and payable pursuant to the applicable section of this Lease, and there shall be delivered to Lessee a deed (as stated above) to the Premises then being sold to Lessee and any other instruments necessary to convey the title thereto described hereto and to assign any other property then required to be assigned by Lessor pursuant hereto.

     (C)   Lessor shall pay for title insurance premiums and  its
counsel's  fees.  Lessee shall pay its counsel fees.   All  other
costs shall be prorated and paid as customarily paid for in the county where the Premises are located.

                      ARTICLE 27.  MORTGAGE

     Lessee does hereby agree to make reasonable modifications of this Lease requested by any Mortgagee of record from time to time provided such modifications are not material and do not increase any of the rents or modify any of the business elements of this Lease.

                  ARTICLE 28.  OPTION TO RENEW

     If this Lease is not previously canceled or terminated and if Lessee is not then in material default hereunder, then Lessee shall have four (4) separate individual options to renew this Lease upon the same conditions and covenants contained in this Lease for four separate individual (4) consecutive periods of five (5) years each (singularly "Renewal Term").

     The first Renewal Term would commence on the date the original Term expires and successive Renewal Terms would commence on the last day of the then expiring Renewal Term. Lessee must give 180 days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be. Failure to timely exercise any option for a Renewal Term shall cancel and terminate any other remaining options for subsequent Renewal Terms, unless Lessee in fact maintains its tenancy with written agreement of Lessor during a Renewal Term regardless of such failure to exercise.

     The rent during the Renewal Term or Terms shall increase beginning the first year of the first Renewal Term (year 16) and increase every three (3) year interval thereafter, i.e. commencement of the 19th, 22nd, 25th, 28th, 31st and 34th lease years by the lesser of (i) four per cent (4%) of the Annual Base Rent for the immediately previous three year period, or (ii) two hundred per cent (200%) of the percentage increase, if any in the CPI as defined in Article 4.(B).

              ARTICLE 29.  MISCELLANEOUS PROVISIONS

     (A) All written notices shall be given by certified mail or express courier. Notices to Lessor shall be addressed to the person and address given on the first page hereof with copies sent concurrently to such other persons as Lessor may request by written notice to Lessee. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing. Notices shall be deemed received on the earlier of actual receipt or three (3) business days after sent by certified mail and one business day after sent by express carrier. Notices may also be given by telefacsimile with a copy sent by first class mail.

     (B) The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

     (C) This Lease shall be governed by and construed under the laws of the State where the Premises are situated.

     (D) In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

     (E)    The   paragraph  captions  are  inserted   only   for
convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

     (F) In the event Lessee remains in possession of the Premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said Premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rental shall be increased 25% from the amount due on the last month prior to such expiration.

     (G) If any installment of rent (whether lump sum, monthly installments, or any other monetary amounts required by this Lease to be paid by Lessee, all of which shall be deemed to constitute Rental hereunder) shall not be paid within 10 days after the date when due, Lessor shall have the right to charge Lessee a late charge of three percent (3%) of unpaid rent for each month or portion thereof that any amount of rent installment remains unpaid. Said late charge shall commence after such installment is due and continue until said installment, interest and all accrued late charges are paid in full.

     (H) Any part of the Premises may be conveyed by Lessor for private easement purposes at any time provided Lessee gives written consent to such private easement. In the event that the private easement affects or is related to the playground or the building on the Premises, then Lessee's consent may be arbitrarily withheld in Lessee's sole and absolute discretion. If the private easement does not affect the playground or building on the Premises, then Lessee's consent may not be commercially unreasonably withheld. In such event that any part of the Premises are so conveyed, Lessor shall, at its own cost and expense, restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, all to be done without adjustments in rent to be paid by Lessee. All proceeds from any conveyance of a private easement shall belong solely to Lessor.

     (I) For the purpose of this Lease, the term "rent" shall be defined as Rental under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

     (J) "Net Proceeds" shall be defined as all awards, compensations and insurance payments on account of any condemnation, eminent domain proceeding or casualty. Lessee or Lessor may negotiate, prosecute and adjust any claim for any Net Proceeds, provided, however, that any final adjustment or settlement as to Net Proceeds shall require the prior written consent of Lessor and Lessee and the other party shall cooperate and may appear in any such proceeding or action to negotiate, prosecute and adjust any claim for any Net Proceeds. Notwithstanding anything to the contrary in this Lease, if permissible under applicable law, any separate compensation made to Lessee for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or fixtures and equipment paid for by Lessee and which are not part of the Premises shall be paid directly to and shall be retained by Lessee regardless of any other provision of this Lease.

     (K) "Lender" shall be defined as a third party lender which holds a First Security Interest on the Premises which secures indebtedness incurred by Lessor in connection with the Premises. "First Security Interest" shall be defined as a first mortgage or first deed of trust encumbering the Premises.

                      ARTICLE 30.  REMEDIES

     NON-EXCLUSIVITY. Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity.

           ARTICLE 31.  HAZARDOUS MATERIALS INDEMNITY

     Lessee covenants, represents and warrants to Lessor, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Premises to be used, whether directly or through contractors, agents or tenants, and to the best of Lessee's knowledge and except as disclosed to Lessor in writing, the Premises has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials"); (ii) that there have been no investigations or reports involving Lessee, or the Premises by any governmental authority which in any way pertain to Hazardous Materials; (iii) that the operation of the Premises has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that the Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that the Premises will not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

          (a)  any   breach  of  these  representations  and
               warranties, and

          (b) any loss, damage, expense or cost arising out of or incurred by Lessor which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, and

          (c) any and all liability of any kind whatsoever which Lessor may, for any cause and at any time, sustain or incur by reason of Hazardous Materials, released or placed on the Premises during the Term of the Lease, together with all reasonable attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of interest equal to the rate changed on overdue payment in Section 4(E) and shall become immediately due and payable in full on demand of Lessor, its successors and assigns.

                      ARTICLE 32.  ESCROWS

     If Lessee has defaulted in payment of any taxes, or if Lessee shall be in default under any of the items of this Lease, or if Lessor's Mortgagee shall require Lessor to escrow the amount of real estate taxes or assessments on a monthly basis, then in either event, at Lessor's option, Lessee shall deposit with Lessor on the first day of each and every month thereafter, an amount equal to one-twelfth (1/12th) of the estimated annual real estate taxes, and assessments ("Charges") due on the Premises. From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.

                     ARTICLE 33.  NET LEASE

     Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the rent defined pursuant to Paragraph 4 should be a net rent paid to Lessor. Any and all other expenses including but not limited to, maintenance, repair, insurance, taxes, and assessments, shall be paid by Lessee.

               ARTICLE 34.  RIGHT TO SUBSTITUTION

     If Lessee determines that it is economically unfeasible to continue operations in or at the Premises, Lessee may exchange the Premises for another of like kind, value, size and demographic location acceptable to Lessor. The acceptance by Lessor of said replacement property shall not be effective unless the Lender (if one), in its sole discretion, approves such acceptance by Lessor. If Lessor elects not to accept the replacement property, this Lease shall continue in full force and effect. If Lessor elects to accept a replacement property in exchange for the Premises owned by Lessor, Lessee shall provide a replacement property of comparable size, cost, location and ownership interest in a Section 1031 "like-kind" exchange and shall lease the replacement Premises from Lessor on identical terms as contained in the lease for the original Premises. All costs associated with making such exchange, including the provision of surveys, title, environmental and all other documentation normally required or obtained by Lessor, shall be paid by Lessee.

                  ARTICLE 35.  LESSOR'S DEFAULT

     If Lessor defaults in the performance of any of the terms or provisions of this Lease, Lessee shall promptly so notify Lessor in writing. If Lessor shall fail to cure such default within 30 days after receipt of such notice, or if the default is of such character as to require more than 30 days for remedy and such default continues beyond the time reasonably necessary to cure (or Lessor has not undertaken procedures to cure the default within such 30 day period and to diligently pursue such efforts to cure to completion), then, Lessee may incur any reasonable expense necessary to perform the obligation of Lessor specified in such notice and deduct such expense from the rents or other charges next becoming due.

             ARTICLE 36.  DELINQUENCY AT END OF TERM

     At the expiration of the Lease Term or upon any termination of this Lease, Lessee shall deliver the Premises and the land on which the Premises are located to Lessor in good condition, broom clean, subject to reasonable wear and tear, and shall deliver to Lessor copies or originals of all maintenance records and files relating to the maintenance and operation of the property and in Lessee's possession. However, nothing in this section shall impose a duty on Lessee to maintain such records and files.

     IN WITNESS WHEREOF, the parties hereby execute this document.


                         LESSOR:

                               NNN-CW LP, a Delaware limited partnership

                               By:  TCC NNN TRADING, INC., a Delaware
                                    corporation,  its General Partner



Date:  September 27, 2000      By: /s/ Forrest W Tippen Jr
                                       Forrest W. Tippen, Jr.,
                                       Vice President



                         LESSEE:

                               ARAMARK Educational Resources, Inc.,
                               a Delaware Corporation
                               d/b/a Children's World Learning Centers



Date:  September 27, 2000      By:/s/John Rosen
                                     John Rosen, Executive Vice President



STATE OF COLORADO      )
                       )  ss.
CITY & COUNTY OF DENVER  )

The foregoing instrument was acknowledged before me this September 27th, 2000 by Forrest W. Tippen, Jr. , as Vice
President of TCC NNN Trading, Inc., a Delaware corporation, as
General Partner of NNN-CW LP, a Delaware limited partnership, on behalf of said General Partner, on behalf of the limited partnership.

My commission expires:

5/25/04                         /s/ Ann Thamer
                                    Notary Public




STATE OF COLORADO        )
                         )  ss.
CITY & COUNTY OF DENVER  )

The foregoing instrument was acknowledged before me this September 27, 2000 by John Rosen, as Executive Vice President of
ARAMARK Educational Resources, Inc., a Delaware corporation, on behalf of the corporation.

My commission expires:

                                /s/ Chris Bardwell
                                     Notary Public

[notary seal]

                            EXHIBIT A
                     TO NET LEASE AGREEMENT

                        Legal Description



A certain parcel of land in West Bridgewater, Plymouth County, Massachusetts, being located on the Northerly side of West Center Street, and being identified as Lot 5 on Land Court Plan 4709-B filed with Plymouth Registry District of the Land Court to which plan reference is made for a more particular description, including the appurtenant easement over lots 1 to 4 and 6 to 9, shown on Land Court Plan 4709-B, as more particularly described in the Declaration of Access Easement dated May 27, 1999, created by George N. Asack, Jr., Trustee of Cynthia G. Asack Family Realty Trust, filed as Document No. 449324 and shown on the easement plan attached thereto.





                           EXHIBIT 4.A
                     TO NET LEASE AGREEMENT
                      NNN-CW, LP ("Lessor")
         ARAMARK Educational Resources, Inc.  ("Lessee")



Initial Annual Base Rent      $174,526

Initial Monthly Base Rent     $ 14,544



                           EXHIBIT 14
                     TO NET LEASE AGREEMENT
                      NNN-CW, LP ("Lessor")
         ARAMARK Educational Resources, Inc.  ("Lessee")


                     Use of Leased Premises


The Premises may not be used for any of the following listed purposes:

               A) Activities causing fire, explosion or other damaging or dangerous hazards, including storage, display or sale of explosives or fireworks;

               B) Drilling for and/or removal of subsurface substances;

               C)    Dumping of garbage or refuse;

               D) Any massage parlor, adult bookstore, sale or exhibition of pornographic material, beer tavern, bar, cocktail lounge, skating rink, billiard parlor, health club, gymnasium, amusement center, bowling alley, automobile dealer or funeral parlor, body piercing or tatoo parlor;

               E)    Any use which is prohibited by zoning,
               conditions of platting or subdivision approval, or any other rule, regulation or order of any governmental agency which has jurisdiction over the Premises.